The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has been filed with the Securities and Exchange Commission and is effective. We are not using this preliminary prospectus supplement to offer to sell the notes or to solicit offers to buy the notes in any place where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration Number 333-131464

Subject to completion, dated August 1, 2006.

Preliminary Prospectus Supplement
(To Prospectus dated February 1, 2006)

Steelcase Inc.

$250,000,000

  % Senior Notes due 2011
Interest Payable           and

Issue Price:

Steelcase is offering $250,000,000 aggregate principal amount of      % Senior Notes due 2011.

We will pay interest on the notes semi-annually in arrears on            and     of each year, beginning on          , 2007. The notes will mature on          , 2011. Steelcase may redeem the notes, in whole or part, at its option at any time at the redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.

Investing in the notes involves risks. See “Risk Factors” on page S-9 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus are truthful and accurate. Any representation to the contrary is a criminal offense.

	Price to	Underwriting	Proceeds
	Public(1)	Discounts	to Us(1)

Per Note	%	%	%

Total	$	$	$

(1)	Plus accrued interest, if any, from , 2006, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to investors on or about          , 2006 in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Banc of America Securities LLC	JPMorgan

      , 2006

About this prospectus supplement

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Steelcase,” “we,” “our,” “us” or similar references are to Steelcase Inc. and its consolidated subsidiaries.

This prospectus supplement describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The accompanying prospectus provides you with a general description of the securities we may offer from time to time, some of which may not apply to the notes offered hereby. This prospectus supplement may also add, update or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where you can find more information.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Steelcase is not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the prospectus supplement and the accompanying prospectus, respectively. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Where you can find more information

We file annual reports, quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus supplement is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Steelcase. Our Class A common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “SCS.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about Steelcase, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.steelcase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or our other securities filings and is not a part of these filings.

Incorporation by reference

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for our fiscal year ended February 24, 2006;

•	Amendment No. 1 to the Annual Report on Form 10-K/A for our fiscal year ended February 24, 2006;

•	Proxy Statement for our Annual Meeting of Shareholders held on June 22, 2006;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended May 26, 2006; and

•	Current Reports on Form 8-K filed March 31, 2006 and May 8, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508
Attention: Steelcase Investor Relations
Phone: (616) 247-2200
E-mail: ir@steelcase.com

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Forward-looking statements

From time to time, in this prospectus supplement and the documents incorporated by reference in this prospectus supplement as well as in other written reports and oral statements, we discuss our expectations regarding future events. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from our expectations. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

•	competitive and general economic conditions domestically and internationally;

•	acts of terrorism, war, governmental action, natural disasters and other Force Majeure events;

•	changes in the legal and regulatory environment;

•	our restructuring activities;

•	currency fluctuations;

•	changes in customer demands; and

•	the other risks and contingencies detailed in our filings with the SEC.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus supplement and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, rule or regulation, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

You should carefully consider all the information in or incorporated by reference in this prospectus supplement prior to investing in our securities.

Steelcase Inc.

Steelcase is the world’s leading designer, marketer and manufacturer of office furniture and complementary products and services, with fiscal year 2006 revenue of approximately $2.9 billion. We were incorporated in 1912 as The Metal Office Furniture Company and changed our name to Steelcase Inc. in 1954. We became a publicly-traded company in 1998 and our stock is listed on the NYSE.

Our mission is to provide knowledge, products and services that result in a better work experience for our customers. We expect to grow our business by focusing on new geographic and customer market segments while continuing to leverage our existing customer base, which we believe represents the largest installed base in the industry.

Headquartered in Grand Rapids, Michigan, Steelcase is a global company with approximately 13,000 permanent employees. We sell our products through various channels including independent dealers, company-owned dealers and direct sales to end-users and governmental units. Other appropriate channels are employed to reach new customers and to serve existing customer segments more efficiently. We operate using a global network of manufacturing and assembly facilities to supply product to our various operating segments.

Our principal executive offices are located at 901 44th Street SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.

Our products

We are focused on providing knowledge, products and services that enable our customers to create work environments that help people in offices work more effectively while helping organizations utilize space more efficiently. We offer a broad range of products with a variety of aesthetic options and performance features, and at various price points that address three core elements of a work environment: furniture, interior architecture and technology. Our reportable segments generally offer similar or complementary products under some or all of the categories listed below:

Furniture

Panel-based and freestanding furniture systems. Moveable and reconfigurable furniture components used to create individual workstations and complete work environments. Systems furniture provides visual and acoustical privacy, accommodates power and data cabling, and supports technology and other worktools.

Storage. Lateral and vertical files, cabinets, bins and shelves, carts, file pedestals and towers.

Seating. High-performance, ergonomic, executive, guest, lounge, team, health care, stackable and general use chairs.

Tables. Conference, training, personal and café tables.

Textiles and surface materials. Upholstery, wall covering, drapery, panel fabrics, architectural panels, shades and screens and surface imaging.

Desks and Suites. Wood and non-wood desks, credenzas and casegoods.

Worktools. Computer support, technology management and information management products and portable whiteboards.

Architecture

Interior architecture. Full and partial height walls and doors with a variety of surface materials, raised floors and modular post and beam products.

Lighting. Task, ambient and accent lighting with energy efficient and user control features.

Technology

Infrastructure. Infrastructure products, such as modular communications, data and power cabling.

Appliances. Group communication tools, such as interactive and static whiteboards, image capturing devices and web-based interactive space-scheduling devices.

Our services

IDEO provides product design and innovation services to companies in a variety of industries. IDEO’s world-class consultants and engineers design products, services, environments and digital experiences.

In addition, in North America we offer services to help our customers more fully leverage their physical space to drive down and control occupancy costs while at the same time enhance the performance of their employees. Our services include:

•	Furniture and asset management, and

•	Workplace strategies consulting.

Reportable segments

We operate on a worldwide basis within three reportable segments: North America, the Steelcase Design Partnership (“SDP”) and International, plus an “Other” category. Additional information about our reportable segments, including financial information about geographic areas, is contained in Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations in our annual report on Form 10-K for the fiscal year ended February 24, 2006 and Note 14 to the consolidated financial statements filed therewith.

North America segment

Our North America segment serves customers mainly through independent and company-owned dealers in over 330 locations in the United States and Canada. Each of our dealers maintains their own sales force which is complemented by our sales representatives who work closely with the dealers throughout the sales process. No single independent dealer accounted for more than 5.0% of our segment revenue for fiscal year 2006. The five largest independent dealers collectively accounted for approximately 12.4% of our segment revenue.

We do not believe our business is dependent on any single dealer, the loss of which would have a material effect upon our business. However, temporary disruption of dealer coverage within a specific local market due to financial failure or the inability to smoothly transition ownership could temporarily have an adverse impact on our business within the affected market. From time to time, we obtain a controlling interest in dealers that are undergoing an ownership transition. It is typically our intent to sell these dealerships as soon as it is practical.

Our offerings in the North America segment include furniture, architecture, and technology products, as described above, under the Steelcase and Turnstone brands. In fiscal year 2006, the North America segment accounted for $1,628.0 or 56.7% of our total revenue and at the end of the year had approximately 7,200 permanent employees and 1,200 temporary workers, of which 4,400 of the total workers relate to manufacturing.

The North America office furniture markets are highly competitive, with a number of competitors offering similar categories of product. In these markets, companies compete on price, delivery and relationships with customers, architects and designers. Our most significant competitors in the United States are Haworth, Inc., Herman Miller, Inc., HNI Corporation, Kimball International Inc., and Knoll, Inc. Together with Steelcase, these companies represent approximately 60% of the United States office furniture market.

Steelcase Design Partnership segment

The SDP segment is comprised of five brands focused on higher end design furniture products and niche applications. Each brand has its own competitors which are generally focused on a small group of specialized products. DesignTex is focused on surface materials including textiles, wall covering, shades, screens and surface imaging. Details designs and markets computer support and ergonomic tools and accessories for the workplace. Brayton, Vecta, and Metro each provide different furniture products, including solutions for lobby and reception areas, conference rooms, private offices, health care and learning environments. The SDP segment markets and sells its products through many of the same dealers as the North America segment. In fiscal year 2006, the SDP segment accounted for $340.8, or 11.9% of our total revenue and at the end of the year had approximately 1,300 permanent employees and 100 temporary workers, of which 600 of the total workers relate to manufacturing.

International segment

Our International segment serves customers outside of the United States and Canada primarily under the Steelcase and SDP brands. The International office furniture market is highly competitive and fragmented. We compete with many different local or regional manufacturers in many different markets. In most cases, these competitors focus their strengths on selected product categories. The International segment has its greatest presence in Europe where we have the leading market share. The International segment serves customers through independent and company-owned dealers in about 470 locations. In certain geographic markets the segment sells directly to customers. In fiscal year 2006, our International segment accounted for $644.5, or 22.5% of our total revenue and at the end of the year had approximately 3,000 permanent employees and 400 temporary workers, and approximately 1,800 of the total workers relate to manufacturing.

Other category

The Other category currently includes our PolyVision, IDEO and Steelcase Financial Services subsidiaries and unallocated corporate expenses.

PolyVision designs and manufactures visual communications products, such as static and electronic whiteboards. The majority of PolyVision’s revenue relates to static whiteboards in the primary and secondary education markets. PolyVision primarily sells to general contractors through a direct bid process. PolyVision’s remaining revenues are generated from electronic whiteboards and group communication tools sold through our North America dealer network and other audio-visual resellers.

IDEO provides product design and innovation services to companies in a variety of industries including communications, consumer products, healthcare, information technology and manufacturing, among others.

Steelcase Financial Services provides leasing services to North America and SDP customers and selected financing services to our dealers.

Approximately 83% of corporate expenses for shared services are charged to the operating segments as part of a corporate allocation. Unallocated expenses are reported within the Other category.

In fiscal year 2006, the Other category accounted for $255.6, or 8.9% of our total revenue.

Summary of the offering

The summary below sets forth some of the principal terms of the notes. Please read the “Description of Notes” section in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	Steelcase Inc.

Securities Offered	$250,000,000 in aggregate principal amount of % Senior Notes due 2011.

Maturity	The notes will mature on , 2011.

Interest Rate	The notes will bear interest at a rate of % per year.

Interest Payment Dates	Interest on the notes will be payable on and of each year, beginning on , 2007. Interest will accrue from , 2006.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.

Optional Redemption	We may redeem the notes, in whole or in part, at our option at any time. The redemption price will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus basis points. In addition, in each case, accrued and unpaid interest, if any, will be paid to the date of redemption.

Mandatory Offer to Repurchase	If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Further Issuances	We may, from time to time, without notice to or the consent of the existing holders of the notes of a series, issue additional notes of that series under the indenture, dated as of , 2006, between Steelcase and J.P. Morgan Trust Company, National Association, as trustee, having the same terms and conditions as the notes of that series in all respects, except for the issue date, the issue price and the initial interest payment date.

Form and Denomination	The notes will be issued as book-entry notes in the form of global securities deposited with a custodian for The Depository Trust Company, or DTC. The notes will be issued in denominations of $1,000 and integral multiples thereof.

Use of Proceeds	We plan to use the net proceeds from the sale of the notes, together with available cash on hand, to repay the $250 million aggregate principal amount of our 6.375% Senior Notes due November 15, 2006. Pending repayment of our 6.375% Senior Notes, we may invest the net proceeds from this offering in short-term marketable securities.

Trustee	J.P. Morgan Trust Company, National Association.

Risk factors

An investment in the notes involves risks. Before deciding to invest in the notes, you should carefully consider the information under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended February 24, 2006 which is incorporated by reference into this prospectus supplement, the disclosure under “Forward-Looking Statements” in this prospectus supplement and the following discussion of risks. The risks and uncertainties described in the reports we file with the SEC and below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also adversely affect our business, operating results, cash flows, and financial condition.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of secured or unsecured debt, including senior debt, that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

The notes are effectively subordinated to any secured obligations that we may have outstanding and to the obligations of our subsidiaries.

Although the notes are unsubordinated obligations, they are effectively subordinated to any secured obligations that we may have, to the extent of the assets that serve as security for those obligations. We do not currently have any material secured obligations. The notes are also effectively subordinated to all liabilities of our subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts under our indebtedness, including the notes, or to make any funds available to us, whether by paying dividends or otherwise, so that we can do so. We or our subsidiaries may incur additional obligations in the future, which may be secured.

An active secondary trading market for the notes may not develop.

Upon issuance, the notes will not have an established trading market and will not be listed on any securities exchange. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity with respect to the notes at any time without notice. Consequently, an active secondary trading market for the notes may not develop, and, if one does develop, it may not be sustained or provide any significant liquidity. If an active trading market for the notes does develop, the notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. As a result, if you decide to resell your notes there may be few, if any, potential buyers, which may in turn adversely affect the price you receive for your notes or limit your ability to resell your notes.

The notes do not have the benefit of certain contractual protections found in other debt securities.

The notes and the indenture do not protect you in the event of a highly leveraged transaction or a credit downgrade in the absence of a change of control. In addition, the indenture does not contain any financial covenants and does not restrict us from paying dividends.

Use of proceeds

We plan to use the net proceeds from the sale of the notes, together with available cash on hand, to repay the $250 million aggregate principal amount of our 6.375% Senior Notes due November 15, 2006. Pending repayment of our 6.375% Senior Notes, we may invest the net proceeds from this offering in short-term marketable securities.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges(1) for the periods indicated:

	Fiscal year ended					Three months ended
	February 24,	February 25,	February 27,	February 28,	February 22,	May 26,	May 27,
	2006	2005	2004	2003	2002	2006	2005

Ratio of Earnings to Fixed Charges	3.13	1.17	*	*	*	4.33	2.29

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes and equity in net income of joint ventures and dealer transitions, plus fixed charges. For this purpose, “fixed charges” consist of interest incurred, a portion of rent expense and amortization of deferred debt expense.

*	Earnings for the fiscal years ended February 27, 2004, February 28, 2003 and February 22, 2002 were inadequate to cover fixed charges by $92.4 million, $66.2 million and $4.8 million, respectively.

Capitalization

The following table shows our unaudited capitalization on a consolidated basis as of May 26, 2006. The table also shows adjustments to our unaudited capitalization to reflect this offering and the application of the estimated proceeds of this offering. You should refer to the unaudited financial statements and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Quarterly Report on Form 10-Q for the quarter ended May 26, 2006, which is incorporated by reference into this prospectus supplement.

	As of May 26, 2006
(in millions)	Actual	As Adjusted

	(unaudited)

Short-term debt:
Short-term borrowings and current portion of long-term debt(1)	$253.8
Long-term debt:
Long-term debt less current maturities	1.5
% Senior Notes due 2011 offered hereby	—
Total debt	$255.3

Shareholders’ equity:
Preferred stock — no par value, 50,000,000 shares authorized, none issued and outstanding	$—
Class A Common Stock — no par value, 475,000,000 shares authorized, 77,526,178 issued and outstanding	227.0
Class B Convertible Common Stock — no par value, 475,000,000 shares authorized, 72,760,942 issued and outstanding	92.2
Additional paid in capital	4.7
Accumulated other comprehensive loss	(25.1)
Retained earnings	937.0
Total shareholders’ equity	$1,235.8

Total capitalization	$1,491.1

(1)	Includes 6.375% Senior Notes due 2006.

Selected consolidated financial information

The following table sets forth selected financial data that is qualified in its entirety by and should be read in conjunction with our audited and unaudited consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our reports filed with the SEC and incorporated by reference in this prospectus supplement.

The financial data as of and for the fiscal years ended February 24, 2006, February 25, 2005, February 27, 2004, February 28, 2003, and February 22, 2002, and as of and for the three month periods ended May 26, 2006, and May 27, 2005, have been derived from our audited and unaudited consolidated financial statements. Certain immaterial amounts in the historical financial data have been reclassified to conform to the current period’s presentation. In the opinion of management, our unaudited consolidated financial statements for the three months ended May 26, 2006 and May 27, 2005 include all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim periods. Historical results are not necessarily indicative of results to be expected in the future and the interim results for the three months ended May 26, 2006 are not necessarily indicative of results to be expected for the fiscal year ending February 23, 2007 or any future period.

Five-year financial history

	Fiscal year ended					Three months ended
	February 24,	February 25,	February 27,	February 28,	February 22,	May 26,	May 27,
(in millions, except per share data)	2006	2005	2004	2003	2002	2006	2005

						(unaudited)

Statement of Income Data:
Revenue	$2,868.9	$2,613.8	$2,345.6	$2,529.9	$3,038.3	$727.3	$676.0
Gross profit	846.3	745.7	615.3	728.1	918.2	220.1	199.9
Operating income (loss)	82.5	18.2	(74.4)	(62.2)	14.5	28.0	15.2
Income (loss) from continuing operations	48.9	11.7	(42.0)	(41.6)	(2.1)	18.2	6.7
Net income (loss)	$48.9	$12.7	$(23.8)	$(266.8)	$1.0	$18.2	$6.7
Income (loss) from continuing operations per common share	$0.33	$0.08	$(0.28)	$(0.28)	$(0.01)	$0.12	$0.05

Balance Sheet Data:
Cash and equivalents	$423.8	$216.6	$182.2	$128.9	$69.4	$386.3	$238.0
Total assets	2,344.5	2,364.7	2,359.4	2,354.9	2,967.5	2,330.8	2,238.8
Total long-term liabilities	303.4	557.1	609.9	589.3	738.9	296.3	542.6
Total liabilities	1,139.6	1,168.1	1,154.6	1,100.2	1,412.0	1,095.0	1,051.4
Total shareholders’ equity	$1,204.9	$1,196.6	$1,204.8	$1,254.7	$1,555.5	$1,235.8	$1,187.4

Other Data:
Dividends declared per common share	$0.33	$0.24	$0.24	$0.24	$0.39	$0.10	$0.06
Net cash provided by (used in):
Operating activities	$175.5	$114.7	$87.9	$48.7	$305.6	$(29.8)	$(31.8)
Investing activities	127.7	(25.7)	19.3	318.3	(261.4)	(6.3)	115.6
Financing activities	$(101.6)	$(60.3)	$(56.8)	$(301.7)	$(11.9)	$(7.6)	$(59.3)

Description of notes

The following summary of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities contained in the accompanying prospectus. The statements in this prospectus supplement concerning the notes and the indenture do not purport to be complete. All such statements are qualified in their entirety by reference to the accompanying prospectus and the provisions of the indenture, the form of which has been filed with the SEC as an exhibit to the registration statement of which the accompanying prospectus is a part.

Steelcase will issue the notes under an indenture dated as of       , 2006, between Steelcase and J.P. Morgan Trust Company, National Association, as trustee, referred to herein as the Trustee. For a description of the rights attaching to different series of debt securities under the indenture, see “Description of Debt Securities” in the accompanying prospectus.

Title

       % Senior Notes due 2011

Maturity of notes

The notes will mature on       , 2011.

Principal amount of notes

The notes are originally being issued in the aggregate principal amount of $250,000,000.

We may, from time to time, without giving notice or seeking the consent of the existing holders of the notes of a series, issue additional notes of that series under the indenture having the same terms and conditions as the notes of that series in all respects, except for the issue date, the issue price and the initial interest payment date.

Interest rate

The notes will bear interest at a rate of       % per year.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will accrue on the notes from       , 2006.

Interest payment dates

Steelcase will pay interest on the notes semi-annually on       and       of each year, beginning on       , 2007. Interest payable on each interest payment date will include interest accrued from       , 2006 or from the most recent interest payment date to which interest has been paid or duly provided for.

The notes will not have an interest deferral provision.

Regular record dates for interest

Steelcase will pay interest payable on any interest payment date to the person in whose name a note is registered at the close of business on       or       , as the case may be, next preceding that interest payment date.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Registrar, paying agent and transfer agent

The Trustee will initially be the securities registrar, paying agent and transfer agent and will act as such only at its offices in New York, New York. Steelcase may at any time designate additional paying agents or transfer agents or rescind the designations or approve a change in the offices where they act.

JPMorgan Chase & Co. (“JPMorgan”) has entered into an agreement with The Bank of New York Company, Inc. (“BNY”) pursuant to which JPMorgan intends to exchange portions of its corporate trust business, including municipal and corporate trusteeships, for BNY’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006.

Optional redemption

We may redeem the notes, in whole or in part, at our option at any time. The redemption price will be equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus basis points.

In addition, in each case, accrued and unpaid interest, if any, will be paid to the date of redemption.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once the notice is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, and the notes are global securities, the notes to be redeemed will be selected by DTC in accordance with its standard procedures. If the notes to be redeemed are not global securities then held by DTC, the notes to be redeemed will be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt notes of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means (A) any of the initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of those entities ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for those entities another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Repurchase at the option of holders

If a Change of Control Triggering Event occurs, you will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of your notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will mail a notice to you describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of

Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in the principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit you to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party (1) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and (2) purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law, which governs the indenture. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another Person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or a majority of the then outstanding voting power of our Class B common stock.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Sinking fund

There will be no sinking fund for the notes.

Defeasance

The notes will be subject to Steelcase’s ability to elect “defeasance” and “covenant defeasance” as described under the caption “Description of Debt Securities — Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Book-entry system; delivery and form

General

The notes will be issued in the form of one or more fully registered global securities. For purposes of this prospectus supplement, “global security” refers to the global security or global securities representing the notes. Each global security will be deposited with DTC, and registered in the name of Cede & Co., as DTC’s nominee, or will remain in the custody of the Trustee on behalf of DTC or DTC’s nominee. Except in the limited circumstances described below, the notes will not be issued in definitive certificated form. Each global security may be transferred, in whole and not in part, only to another nominee of DTC. We understand as follows with respect to the rules and operating procedures of DTC, which affect transfers of interests in the global securities.

DTC

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we nor the Trustee take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that

•	It is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•	DTC holds securities for its participants, referred to herein as Participants, and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, between Participants through electronic computerized book-entry changes in the accounts of its Participants, thereby eliminating the need for physical movement of securities certificates.

•	Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the underwriters.

•	DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•	Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, referred to herein as Indirect Participants.

Persons who are not Participants may beneficially own notes held by DTC only through Participants or Indirect Participants. Beneficial ownership of notes may be reflected (1) for investors who are Participants, in the records of DTC, (2) for investors holding through a Participant, in the records of such Participant, whose aggregate interests on behalf of all investors holding through such Participant will be reflected in turn in the records of DTC or (3) for investors holding through an Indirect Participant, in the records of such Indirect Participant, whose aggregate interests on behalf of all investors holding through such Indirect Participant will be reflected in turn in the records of a Participant. Accordingly, transfers of beneficial ownership in a global security can only be effected through DTC, a Participant or an Indirect Participant. Each of the underwriters is a Participant or an Indirect Participant.

Interests in a global security will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants. Each global security will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity for the global security will therefore settle in immediately available funds. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited.

So long as DTC, or its nominee, is the registered owner of a global security, DTC, or its nominee, for all purposes will be considered the sole holder of the related notes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the holders thereof under the indenture. Accordingly, any person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person, directly or indirectly, owns its interest, to exercise any rights of a holder of notes.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a beneficial interest in the notes to pledge such notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such notes, may be affected by the lack of a physical certificate for such notes.

Payment of principal and redemption price of, and interest on, the notes will be made to DTC, or its nominee, as the registered owner of the relevant global security. Neither Steelcase nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We understand that it is the practice of DTC that:

•	upon receipt of any payment of principal of or interest on a global security to credit the Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC; and

•	payments by Participants to owners of beneficial interests in a global security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If we redeem the notes, we will send the notice of redemption to DTC. If we redeem less than all of the notes, we have been advised that it is DTC’s practice to determine by lot the amount of the interest of each Participant in the notes to be redeemed.

We understand that under existing industry practices, if we request holders of the notes to take action, or if an owner of a beneficial interest in a note desires to take any action which a holder is entitled to take under the indenture, then

•	DTC would authorize the Participants holding the relevant beneficial interests to take such action, and

•	such Participants would authorize the beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of notes among its Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global security upon surrender by DTC of the global security if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global security or if at any time DTC is no longer registered or in good standing under the Exchange Act and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing and DTC requests the issuance of certificated notes; or

•	we determine at any time not to have the notes represented by a global security.

Upon any such issuance, the Trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to those persons. Individual certificated notes so issued in certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery and the respective principal amounts of the certificated notes to be issued.

Same-day settlement and payment

Settlement for the notes will be made by the underwriters in immediately available funds. We will make all payments of principal and interest on the notes in immediately available funds. The notes will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity in the notes therefore will be required by DTC to settle in immediately available funds.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as representatives, have agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite each name below.

Underwriter	Principal Amount

Banc of America Securities LLC	$
J.P. Morgan Securities Inc.

Total	$

The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the public offering price minus a selling concession of up to  % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to  % of the principal amount of the notes. After this offering, the underwriters may change the public offering price and other selling terms.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve the purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters also may impose penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters or their affiliates have performed certain commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses for which they would expect to receive customary fees and expenses. The Trustee is an affiliate of J.P. Morgan Securities Inc., one of the underwriters.

We will deliver the notes to the underwriters at the closing of this offering when the underwriters pay us the purchase price for the notes.

Legal matters

The validity of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois and for the underwriters by Davis Polk & Wardwell, New York, New York.

Experts

The consolidated financial statements, schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Prospectus

Steelcase Inc.
Debt securities
Preferred stock
Class A Common stock
Warrants
Stock purchase contracts
Stock purchase units

Steelcase Inc. may offer, from time to time, debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts or stock purchase units. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of Steelcase Inc. Class A common stock.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “SCS.”

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2006.

About this prospectus

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Steelcase,” “we,” “our,” “us” or similar references are to Steelcase Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, (1) Steelcase may, from time to time, sell any combination of debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts and stock purchase units, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities that Steelcase may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Steelcase and the selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our principal executive offices are located at 901-44th Street, SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.

Where you can find more information

We file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Steelcase. Our Class A common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “SCS.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about Steelcase, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.steelcase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

Incorporation by reference

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for our fiscal year ended February 25, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended May 27, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended August 26, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended November 25, 2005;

•	Proxy Statement for our Annual Meeting of Shareholders held on June 23, 2005; and

•	Current Reports on Form 8-K dated March 22, 2005, March 28, 2005, March 30, 2005 (with respect to Item 4.02 only), May 25, 2005, May 26, 2005, July 28, 2005, August 24, 2005, November 22, 2005 and January 30, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Steelcase Inc.
901-44th Street SE
Grand Rapids, Michigan 49508
Attention: Steelcase Investor Relations
Phone: (616) 247-2200
E-mail: ir@steelcase.com

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

Forward-looking statements

From time to time, in this prospectus and the documents incorporated by reference in this prospectus as well as in other written reports and oral statements, we discuss our expectations regarding future events. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

•	competitive and general economic conditions and uncertainty domestically and internationally;

•	delayed or lost sales and other impacts related to acts of terrorism, acts of war or governmental action, acts of God and other Force Majure events;

•	changes in domestic or international laws, rules or regulations, including the impact of changed environmental laws, rules or regulations;

•	major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods;

•	competitive pricing pressure;

•	pricing changes made by us or our competitors or suppliers, including fluctuations in raw material and component costs;

•	currency fluctuations;

•	changes in customer demand and order patterns;

•	changes in the financial stability of our customers, dealers (including changes in their ability to pay for products and services, dealer financing and other amounts owed to us) or suppliers;

•	changes in relationships with our customers, suppliers, employees and dealers;

•	changes in the mix of products sold and of customers purchasing (including large project business);

•	the success of new product launches (including customer acceptance and product and delivery performance), current product innovations, services and platform simplification, and their impact on our manufacturing processes;

•	the success of our investment in certain ventures;

•	our ability to successfully implement list price increases and manage price yields and reduce our costs, including actions such as global supply chain management, strategic outsourcing, workforce reduction, facility rationalization, disposition of excess assets (including real estate) at more than book value, production consolidation, reduction of business complexity and culling products;

•	our ability to successfully implement technology initiatives, integrate acquired businesses, migrate to a less vertically integrated manufacturing model, implement lean manufacturing principles, initiate and manage alliances, resolve certain contract-related contingent liabilities, manage consolidated dealers and implement distribution channel changes;

•	possible acquisitions or divestitures by us;

•	changes in our business strategies and decisions; and

•	other risks detailed in our filings with the SEC.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, rule or regulation, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

Steelcase Inc.

We are the world’s largest designer and manufacturer of products used to create high-performance work environments. We help individuals and organizations around the world to work more effectively by providing knowledge, products and services that enable customers and their consultants to create work environments that integrate architecture, furniture and technology. Founded in 1912 and headquartered in Grand Rapids, Michigan, we have led the global office furniture industry in sales every year since 1974. Our product portfolio includes interior architectural products, furniture systems, technology products, seating, lighting, storage and related products and services.

Our principal executive offices are located at 901- 44th Street SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our Class A common stock by selling shareholders except as may otherwise be stated in an applicable prospectus supplement.

Description of debt securities

Senior and subordinated debt securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued pursuant to an indenture to be entered into between Steelcase and J. P. Morgan Trust Company, N.A., or another trustee to be named in a prospectus supplement, or the senior indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities will be issued pursuant to an indenture to be entered into between Steelcase and J. P. Morgan Trust Company, N.A., or another trustee to be named in a prospectus supplement, or the subordinated indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

The senior indenture and the subordinated indenture are substantially identical, except that (1) the subordinated indenture, unlike the senior indenture, provides for debt securities that are specifically made junior in right of payment to other specified debt of Steelcase as described under “— Subordination

Under the Subordinated Indenture,” and (2) the senior indenture, unlike the subordinated indenture, restricts the ability of Steelcase and its restricted subsidiaries to issue any secured debt or enter into sale and lease-back transactions as described under “— Covenants Applicable to the Senior Debt Securities-Limitation on Liens” and “— Covenants Applicable to the Senior Debt Securities-Limitation on Sale and Lease-Back Transactions,” respectively. Neither the senior indenture nor the subordinated indenture limit the aggregate principal amount of debt securities that Steelcase may issue from time to time.

General terms of the debt securities

The debt securities of any series will be Steelcase’s direct, unsecured obligations. Senior debt securities of any series will be Steelcase’s unsubordinated obligations and rank equally with all of Steelcase’s other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to Steelcase’s senior indebtedness as defined, and described more fully, under “— Subordination Under the Subordinated Indenture.” In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to Steelcase, whether by dividend, loans or other payments. Therefore, the assets of Steelcase’s subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors and the lenders under our senior credit facility to the extent our subsidiaries guarantee the debt thereunder. The payment of dividends or the making of loans or advances to Steelcase by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The indentures do not limit the aggregate principal amount of debt securities that Steelcase may issue and provide that Steelcase may issue debt securities from time to time in one or more series. Steelcase may, from time to time, without giving notice to or seeking the consent of the holders of any debt securities of any series, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities of that series. Any additional debt securities having such similar terms, together with the outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Prospectus supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms of the series of debt securities which we are offering, to the extent applicable:

•	the title of the debt securities of the series;

•	whether the debt securities of the series are senior or subordinated;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the place or places where payments will be made;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which any interest shall accrue, the interest payment dates on which any interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in participation of future sinking fund obligations, or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the certificate of authentication for the series;

•	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether the debt securities are issuable as global securities and, in such case, the identity of the depositary for such series;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof in connection with an event of default (as described below);

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;

•	the application, if any, of the terms of the indentures relating to defeasance or covenant defeasance (as described below); and

•	any and all other terms with respect to the debt securities of the series, including any terms which may be required by or advisable under any laws or regulations or advisable in connection with the marketing of debt securities of the series.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

The prospectus supplement relating to specific debt securities will also describe any special considerations and tax considerations applicable to such debt securities.

Global debt securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of a beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depository, as appropriate.

Each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize the beneficial owners owning through participants to give or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. We expect that the depositary or its nominee for any registered global security, upon receipt of any payment of principal, any premium or any interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through participants.

Under the terms of the indentures, we and the applicable trustee will treat the depositary or its nominee as the owner of the registered global security for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee under the applicable indenture nor any of our agents will have any responsibility or liability for:

•	any aspect of the records of the depositary, its nominee or any direct or indirect participant relating to, or payment made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records of the depositary, its nominee or any direct or indirect participant relating to, or payments made on account of, the beneficial ownership interests; or

•	the depositary, its nominee or any direct or indirect participants.

If (1) the depositary for any series of debt securities notifies us that it is no longer willing or able to act as a depositary or clearing system for the debt securities or the depositary ceases to be registered or in good standing under the Exchange Act and a successor depositary or clearing system is not appointed within 90 days after we have received notice or become aware of this condition, (2) we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of debt securities in certificated form under the applicable indenture or (3) upon the occurrence and continuation of an event of default under an indenture, then, upon surrender of the depositary of the registered global debt securities, certificated debt securities will be issued to each person that the depositary identifies to us as the owner of the debt securities represented by the global debt securities. Upon any such issuance, the applicable trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. Neither we, the applicable trustee nor our agents will be liable for any delay by the depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities, and each such person may conclusively rely on, and will be protected in relying on, instructions from the depositary for all purposes, including with respect to the registration and delivery, and the respective principal amounts of, the certificated debt securities to be issued.

Unless certificated notes are issued, a global security of a series may be transferred, in whole but not in part, only to another nominee of the depositary for the series, or to a successor depositary for the series selected and approved by Steelcase or to a nominee of such successor depositary.

Covenants applicable to the debt securities

Other than as described below, the indentures do not contain any provisions that would offer protection to security holders in the event of a takeover, recapitalization or similar occurrence. In addition, other than as set forth below with respect to limitation on liens and sale and lease-back transactions under the senior indenture as described under “— Covenants Applicable to the Senior Debt Securities,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would offer protection to security holders in the event of a ratings downgrade, a sudden and significant decline in our credit quality or a highly leveraged transaction.

Merger, consolidation or sale of assets

Nothing contained in the indentures prevents any consolidation or merger of Steelcase with or into any other entity or entities (whether or not affiliated with Steelcase), or successive consolidations or mergers in which Steelcase or any of its successors is a party, or will prevent any sale, conveyance, lease, transfer or other disposition of all or substantially all of the property of Steelcase or any of its successors, to any other entity (whether or not affiliated with Steelcase or its successors) authorized to acquire and operate the same; provided, however, that upon any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all the covenants and conditions of the indentures with respect to the debt securities or established with respect to any series of debt securities to be kept or performed by Steelcase (or such successor) will be expressly assumed by supplemental indentures satisfactory in form to the applicable trustee executed and delivered to such trustee by the entity formed by such consolidation (if other than Steelcase), or into which Steelcase (or such successor) will have been merged, or by the entity which will have acquired such property.

In case of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the applicable trustee and satisfactory in form to such trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities outstanding and the due and punctual performance of all of the covenants and conditions of the indentures or established with respect to any series of debt securities pursuant to the indentures to be performed by Steelcase, such successor entity will succeed to and be substituted for Steelcase with the same effect as if it had been named as Steelcase in the indentures, and the predecessor entity will be relieved of all obligations and covenants under the indentures and the debt securities. After that time, all of our obligations under the debt securities and the indentures terminate.

If, as a result of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, properties or assets of Steelcase or a Restricted Subsidiary (as defined below) would become subject to any lien which would not be permitted by the covenant described below under “— Covenants Applicable to the Senior Debt Securities-Limitation on Liens” without equally and ratably securing the senior debt securities, Steelcase or the Restricted Subsidiary, or such successor person, as the case may be, will take the steps as are necessary to secure effectively the senior debt securities equally and ratably with, or prior to, all indebtedness secured by those liens as described below.

Events of default

The following are events of default under the indentures with respect to a series of debt securities:

•	Steelcase defaults in the payment of any installment of interest upon any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of interest for this purpose;

•	Steelcase defaults in the payment of the principal of, or premium, if any, on, any of the debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal or premium, if any, for this purpose;

•	Steelcase fails to observe or perform any other of its covenants or agreements with respect to that series of debt securities contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure shall have been received from the applicable trustee or from the holders of at least 25% in principal amount of the debt securities of that series; or

•	certain events of Steelcase’s bankruptcy, insolvency or reorganization, whether voluntary or not.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare that series of debt securities due and payable immediately. In case of an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding debt securities of any series will become and be immediately due and payable without any declaration or other act by the applicable trustee or any holder of outstanding debt securities of any series. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the debt securities of that series and its consequences.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to any series of debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest. A waiver will eliminate the default.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture, unless the holders of the debt securities of that series have offered the applicable trustee reasonable indemnity. The holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on such trustee, provided that:

•	such proceeding or exercise is not in conflict with any law or the applicable indenture;

•	the applicable trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders; and

•	unless otherwise provided under the Trust Indenture Act of 1939, or the TIA, the applicable trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	those holders have offered reasonable indemnity to the applicable trustee to institute proceedings as trustee; and

•	the applicable trustee does not institute a proceeding and does not receive conflicting directions within 60 days.

These limitations do not apply to a suit brought by a holder of debt securities of any series if Steelcase defaults in the payment of the principal, any premium or interest on such debt securities. Any right of a holder of the debt securities of that series to receive payments of the principal of, and premium, if any, and any interest on debt securities of that series on or after the due dates expressed in the debt securities of that series and to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder.

Steelcase will periodically file statements with the trustees regarding its compliance with the covenants in the indentures.

Modification of indentures

Steelcase and the applicable trustee may change either indenture without the consent of any holder of debt securities to:

•	fix any ambiguity, defect or inconsistency in the applicable indenture;

•	evidence the succession of another corporation to Steelcase and the assumption by such party of the obligations of Steelcase pursuant to the successor obligor provisions of either indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants of Steelcase for the benefit of all or any series of debt securities;

•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in either indenture;

•	change anything that does not materially and adversely affect the interests of the holders of debt securities of any series;

•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;

•	secure the senior debt securities pursuant to the limitations on lien covenant;

•	add any additional events of default;

•	change or eliminate any of the provisions of either indenture; provided that any such change or elimination shall become effective only when there are no debt securities of any series outstanding under the applicable indenture created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the appointment of a successor trustee with respect to the debt securities of one or more series; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the TIA.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected, Steelcase and the applicable trustee may add to, change or eliminate any provisions of the applicable indenture. However, the following changes may only be made with the consent of each affected holder:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount of any debt securities of any series;

•	reducing the rate or extending the time of payment of interest of any debt securities of any series;

•	reducing any premium payable upon redemption of any debt securities of any series;

•	with respect to any subordinated debt securities of any series, amending or modifying any provision or related definition affecting the subordination or ranking of the subordinated debt securities of any series in any manner adverse to the holders of that series of subordinated debt securities; or

•	reducing the percentage of debt securities outstanding required to consent to any amendment to the applicable indenture or to the debt securities of any series.

No particular form of supplemental indenture is required for any amendment. Promptly after the execution of any supplemental indenture, the applicable trustee will mail a notice setting forth in general terms the substance of the supplemental indenture to the holders of debt securities of all series affected.

Failure on the part of such trustee to mail the notice will not affect the validity of the supplemental indenture.

Satisfaction and discharge

The applicable indenture will cease to be of further effect with respect to the debt securities of any series, except as may otherwise be provided in such indenture, if at any time (i) we have delivered to the applicable trustee for cancellation all authenticated debt securities of the series (other than destroyed, lost or stolen debt securities and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us as provided by the applicable indenture) or (ii) all debt securities of the series not delivered to the applicable trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice for redemption, and we deposit with the applicable trustee as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on all debt securities of the series and all other sums payable by us under the applicable indenture in connection with all debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Legal defeasance and covenant defeasance

Each indenture provides that, subject to conditions specified in the indenture, we may elect either:

•	legal defeasance with respect to the debt securities of any series, whereby we are discharged from any and all obligations with respect to the debt securities of any series, except as may be otherwise provided in the indenture; or

•	covenant defeasance with respect to the debt securities of any series, whereby we are released from our obligations (1) if the debt securities of the series are senior debt securities, from our obligations described below under “— Covenants Applicable to the Senior Debt Securities” if applicable to the debt securities of the series and our obligation described in the last paragraph under “— Merger, Consolidation or Sale of Assets” if applicable to the debt securities of the series and (2) under any other covenants made applicable to the debt securities of the series which are subject to defeasance.

We may do so in either case by depositing with the applicable trustee, as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities of the series and all other sums payable by us under the indentures in connection with the debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Conversion rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for Steelcase Class A common stock or other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of Class A common stock or other securities to be received by the holders of debt securities would be subject to adjustment.

Governing law

The indentures provide that they and any debt securities are to be governed by, and construed in accordance with, the laws of the State of New York.

Assignment

We will have the right at any time to assign any of our rights or obligations under either indenture to a direct or indirect wholly-owned subsidiary, provided that we will remain liable for all obligations under the indentures.

Covenants applicable to the senior debt securities

Limitation on liens

The senior indenture provides that, except as otherwise provided below, Steelcase will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the senior debt securities (and, at our option, any other indebtedness or guarantee ranking equally with the senior debt securities) are secured equally and ratably with (or, at our option, prior to) such secured Debt. This restriction will not apply to Debt secured by:

•	Liens existing on the date of the initial issuance of any senior debt securities;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, provided that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

•	Liens on property acquired by Steelcase or a Restricted Subsidiary existing at the time of acquisition by Steelcase or a Restricted Subsidiary;

•	Liens upon any property to secure all or a portion of the purchase price of such property or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 12 months after the date of such acquisition; or Liens upon any property to secure all or part of the cost of improvement, repair or construction thereof or Debt incurred prior to, at the time of or within 12 months after the completion of such improvement, repair or construction or the commencement of full operations thereof (whichever is later) to provide funds for such purpose;

•	Liens in favor of Steelcase or a Restricted Subsidiary;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time such entity is merged into or consolidated with Steelcase or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to Steelcase or a Restricted Subsidiary, provided that the Lien was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•	Liens on Principal Properties subject to Sale and Lease-Back Transactions not otherwise prohibited by the indenture to the extent attributable to such Sale and Lease-Back Transactions and securing only the related Attributable Debt (as defined below);

•	Liens on property of Steelcase or a Restricted Subsidiary in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; and

•	any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

In addition, Steelcase or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens (not including Liens permitted above), together with the Attributable Debt of Sale and Lease-Back Transactions permitted by the provision described below under “— Limitation on Sale and Lease-Back Transactions” on the basis that Steelcase or a Restricted Subsidiary would be permitted to incur Debt secured by a Lien under this paragraph without equally and ratably securing the senior debt securities, does not exceed the greater of $120 million and 15% of Consolidated Net Tangible Assets (as defined below).

Limitation on sale and lease-back transactions

The senior indenture provides that Steelcase will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions of any Principal Property unless:

•	such Sale and Lease-Back Transaction occurs within 12 months from the date of the acquisition of the Principal Property subject thereto or the date of the completion of the construction or commencement of full operations of such Principal Property (whichever is later);

•	such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

•	such Sale and Lease-Back Transaction is between Steelcase and a Restricted Subsidiary or between Restricted Subsidiaries;

•	Steelcase or such Restricted Subsidiary would be entitled pursuant to the covenant described above under “— Limitation on Liens” (other than the clause referring to Sale and Lease-Back Transactions not otherwise prohibited by the senior indenture) without equally and ratably securing the senior debt securities, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

•	Steelcase or such Restricted Subsidiary, within 12 months after the effective date of such Sale and Lease-Back Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale and Lease-Back Transaction to (1) the prepayment, repayment, redemption, reduction or retirement (other than any mandatory prepayment, mandatory repayment, mandatory redemption or sinking fund payment or payment at maturity) of Debt of Steelcase or any Restricted Subsidiary (other than Debt that is subordinate to the senior debt securities or Debt to Steelcase or a Restricted Subsidiary) or (2) expenditures for the acquisition, construction, development or expansion of Principal Property used or to be used in the ordinary course of business of Steelcase or a Restricted Subsidiary.

Certain definitions

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in the transaction, as determined in good faith by a principal accounting officer of Steelcase) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

•	all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than liabilities of Subsidiaries principally engaged in leasing and financing activities that are not guaranteed by Steelcase or any of its other Subsidiaries); and

•	the total of the net book values of all assets of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) properly classified as intangible assets under generally accepted accounting principles in the United States of America (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing, research or engineering facility (whether owned or leased at, or acquired or leased after, the date of the senior indenture) that is owned or leased by Steelcase or a Restricted Subsidiary and that is located within the continental United States, unless Steelcase’s board of directors (or a committee thereof) has determined in good faith that such property is not material to the operation of the business conducted by Steelcase and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which Steelcase’s investment exceeds 2.5% of the aggregate amount of assets included on a consolidated balance sheet of Steelcase and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include Steelcase Financial Services Inc. (so long as Steelcase Financial Services Inc. is principally engaged in leasing or financing activities) or any other Subsidiary that is principally engaged in leasing or financing activities.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by Steelcase or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the senior debt securities or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by Steelcase or any Restricted Subsidiary to such person with the intention of taking back a lease of the property.

“Subsidiary” means (1) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries and (2) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries.

Subordination under the subordinated indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, as defined below, to the extent and in the manner set forth in the subordinated indenture.

Senior indebtedness includes all of Steelcase’s obligations, as amended or renewed, to pay principal, premium, interest, penalties, fees and other charges:

•	in respect of borrowed money;

•	in the form of debt securities, debentures, bonds or similar instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	in respect of capital leases;

•	under letters of credit (or reimbursement agreements in respect thereof), bankers’ acceptances or similar credit transactions;

•	issued or assumed in the form of a deferred purchase price of property or services;

•	under swaps, caps, future or option contracts and other similar arrangements;

•	pursuant to our guarantee of the obligations listed above of another entity; and

•	to satisfy the expenses and fees of the subordinated indenture trustee under the subordinated indenture.

“Senior indebtedness” shall not include:

•	indebtedness of Steelcase to any of its subsidiaries;

•	indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right to payment with the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	any liability for federal, state, local or other taxes; and

•	the portion of indebtedness we may incur in violation of the subordinated indenture.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The holders of senior indebtedness of Steelcase will be entitled to receive payment in full in cash or cash equivalents of all senior indebtedness of Steelcase before holders of any subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities (except that holders of subordinated debt securities may receive and retain certain permitted junior securities and payments made from the trust described above under the caption “— Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Steelcase:

•	in any liquidation or dissolution of Steelcase;

•	in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Steelcase or its property;

•	in any assignment by Steelcase for the benefit of creditors; or

•	in any marshalling of Steelcase’s assets and liabilities.

Steelcase also may not make any payment in respect of subordinated debt securities (except in permitted junior securities or from the trust described above under the caption “— Legal Defeasance and Covenant Defeasance”) if:

•	a payment default on senior indebtedness of Steelcase occurs and is continuing beyond any applicable grace period; or

•	any other default, referred to as a “non-payment default,” occurs and is continuing on any senior indebtedness of Steelcase that permits holders of that senior indebtedness to accelerate its maturity and the applicable trustee receives a notice, referred to as a “payment blockage notice,” of such default from a representative of the holders of such senior indebtedness.

Payments on subordinated debt securities may and shall be resumed:

•	in the case of a payment default on senior indebtedness of Steelcase, upon the date on which such default is cured or waived; or

•	in the case of a non-payment default on senior indebtedness of Steelcase, the earlier of (1) the date on which such default is cured or waived, (2) 179 days after the applicable payment blockage notice is received and (3) the date the applicable trustee receives notice from the representatives for such senior indebtedness rescinding the payment blockage notice, unless maturity of such senior indebtedness has been accelerated.

No new payment blockage notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior payment blockage notice. No non-payment default that existed, or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default has been cured or waived for a period of not less than 90 days.

If the applicable trustee or any holder of subordinated debt securities receives a payment in respect of subordinated debt securities (except in certain permitted junior securities or from the trust described above under the caption “— Legal Defeasance and Covenant Defeasance”) when:

•	the payment is prohibited by these subordination provisions; and

•	the applicable trustee or the holder has actual knowledge that the payment is prohibited; provided that such actual knowledge shall not be required in the case of any payment default on senior indebtedness;

the applicable trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of senior indebtedness of Steelcase. Upon the proper written request of the holder of senior indebtedness of Steelcase or if there is any payment default on any senior indebtedness, the applicable trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of senior indebtedness of Steelcase or their representative.

Steelcase must promptly notify holders of its senior indebtedness if payment of any of the subordinated debt securities is accelerated because of an event of default under the subordinated indenture.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

By reason of the subordination of the subordinated debt securities, in the event of our insolvency holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior indebtedness.

Description of capital stock

In February 1998, shareholders of Steelcase sold 13,972,500 shares of Class A common stock in an initial public offering. In a related recapitalization effectuated in February 1998, Steelcase (1) increased the number of shares of its authorized capital stock, (2) converted existing shares of common stock into an equivalent number of newly issued shares of Class B common stock, (3) completed a 700-for-1 split of the Class B common stock and (4) converted existing shares of preferred stock into shares of Class B common stock. Our authorized capital stock consists of 475,000,000 shares of Class A common stock, 475,000,000 shares of Class B common stock and 50,000,000 shares of preferred stock, of which 20,000 shares have been designated Class A preferred stock and 200,000 shares have been designated Class B preferred stock. No preferred stock is outstanding as of the date of this prospectus. Of the 475,000,000 shares of Class A common stock authorized, 70,598,147 were outstanding as of January 27, 2006. Of the 475,000,000 shares of Class B common stock authorized, 78,812,305 were outstanding as of January 27, 2006. The Class A common stock and the Class B common stock are collectively referred to in this prospectus from time to time as the common stock. The following is a summary description of the material terms and provisions relating to our capital stock, articles and by-laws but is qualified in its entirety by reference to our articles and by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Class A common stock and Class B common stock

Voting

The holders of common stock are generally entitled to vote as a single class on all matters upon which shareholders have a right to vote, subject to the requirements of applicable law and the rights of any series of preferred stock to a separate class vote. Each share of Class A common stock entitles its holder to one vote, and each share of Class B common stock entitles its holder to 10 votes. Unless otherwise required by law, and so long as their rights would not be adversely affected, the holders of common stock are not entitled to vote on any amendment to our articles that relates solely to the terms of one or more outstanding series of preferred stock.

Dividends and other distributions

The holders of Class A common stock and Class B common stock are entitled to equal dividends when declared by the board of directors, except that all dividends payable in common stock will be paid in the form of Class A common stock to holders of Class A common stock and in the form of Class B common stock to holders of Class B common stock. Neither class of common stock may be split, divided or combined unless the other class is proportionally split, divided or combined.

In the event of a liquidation or winding up of Steelcase, the holders of Class A common stock and Class B common stock will be treated on an equal per share basis and will be entitled to receive all of the remaining assets of Steelcase following distribution of the preferential and/or other amounts to be distributed to the holders of preferred stock.

Issuance of Class B common stock, options, rights or warrants

Subject to certain provisions regarding dividends and other distributions described above, Steelcase is not entitled to issue additional shares of Class B common stock, or issue options, rights or warrants to subscribe for additional shares of Class B common stock, except that Steelcase may make a pro rata offer to all holders of common stock of rights for the shareholders to purchase additional shares of the class of common stock held by them. The Class A common stock and the Class B common stock will be treated equally with respect to any offer by Steelcase to holders of common stock of options, rights or warrants to subscribe for any other capital stock of Steelcase

Merger

In the event of a merger, the holders of Class A common stock and Class B common stock will be entitled to receive the same per share consideration, if any, except that if such consideration includes voting securities (or the right to acquire voting securities or securities exchangeable for or convertible into voting securities), Steelcase may (but is not required to) provide for the holders of Class B common stock to receive consideration entitling them to 10 times the number of votes per share as the consideration being received by holders of the Class A common stock.

Conversion of Class B common stock

The Class B common stock is converted into Class A common stock on a share-for-share basis (1) at the option of the holder thereof at any time, (2) upon transfer to a person or entity which is not a permitted transferee (as defined in our articles), (3) with respect to shares of Class B common stock acquired after the February 1998 recapitalization, at such time as a corporation, partnership, limited liability company, trust or charitable organization ceases to be 100% controlled by permitted transferees (as defined in our articles) and (4) on the date which the number of shares of Class B common stock outstanding is less than 15% of all of the then outstanding shares of common stock (without regard to voting rights).

In general, permitted transferees include natural persons who received shares of Class B common stock in connection with the recapitalization, their spouses, ancestors and descendants, their descendants’ spouses and certain charitable organizations and trusts (including charitable trusts) or other entities controlled by such persons. Natural persons are deemed to have received shares of Class B common stock in the recapitalization to the extent shares were received by record nominees for, and certain trusts or accounts for the benefit of or established by, such persons. In general, corporations, partnerships and limited liability companies who received Class B common stock in the recapitalization are not entitled to acquire additional shares of Class B common stock unless such entities are 100% controlled by permitted transferees.

Preemptive rights

The holders of shares of capital stock of Steelcase do not have any preemptive rights with respect to any outstanding or newly issued capital stock of Steelcase.

Transfer agent and registrar

The transfer agent and registrar for the common stock is Computershare Investor Services.

Preferred stock

The board of directors of Steelcase may authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series and may determine, with respect to the series, the designations, preferences, rights, qualifications, limitations and restrictions of any such series. Our articles currently authorize 20,000 shares of Class A preferred stock and 200,000 shares of Class B preferred stock. As of the date of this prospectus, no shares of preferred stock are issued or outstanding.

When Steelcase issues preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

•	the title or designation of the series;

•	the number of shares of the series, which the board of directors of Steelcase may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Steelcase;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of Steelcase or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the preferred stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Limitation of liability

Our articles provide that, to the fullest extent permitted by the Michigan Business Corporation Act, or the MBCA, or any other applicable laws, directors of Steelcase will not be personally liable to Steelcase or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.

Certain anti-takeover matters

Business combination act

Steelcase is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless (1) prior to such date, the board of directors approved the business combination or (2) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.

Article and by-law provisions

Our articles and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors of Steelcase rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, an advance notice requirement for director nominations and actions to be taken at annual meetings of shareholders, the inability of the shareholders to call a special meeting of the shareholders, the requirements for approval by 66 2/3% of the shareholder votes to amend our by-laws or certain provisions of our articles, removal of a director only for cause and the availability of authorized but unissued blank check preferred stock.

Classified board of directors

Our articles establish a classified board of directors, which took effect at the 1998 annual meeting of shareholders. The board of directors of Steelcase is divided into three classes of approximately equal size, serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors of Steelcase The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

Advance notice requirement

Our by-laws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the secretary of Steelcase prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Steelcase not less than 70 days nor more than 90 days prior to the meeting. The advance notice requirement does not give the board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of certain business at a meeting if the proper notice procedures are not followed.

Special meetings of shareholders

Our by-laws do not grant the shareholders the right to call a special meeting of shareholders. Under our by-laws, special meetings of shareholders may be called only by Steelcase’s Chief Executive Officer or a majority of the board of directors.

Amendment of articles and by-laws

Our articles and by-laws require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote to amend or repeal certain provisions of our articles, including those described above, or any by-law. This requirement renders more difficult the dilution of the anti-takeover effects of our articles and by-laws.

Removal of directors only for cause

Our articles permit shareholders to remove directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of Steelcase entitled to vote. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

Blank check preferred stock

Steelcase’s preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of the preferred stock on the holders of Steelcase common stock could include:

•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•	restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

On October 29, 2004, we entered into an amended and restated selling shareholder agreement with the following selling shareholders: Crastecom B Limited Partnership, Robert C. Pew Trust (II), u/a/d April 28, 1965, as amended and restated, and Mary Idema Pew Trust, u/a/d November 2, 1977, as amended and restated. The agreement amended and restated the original selling shareholder agreement dated as of October 13, 2004. Pursuant to the terms of the agreement, one or more of the selling shareholders desiring to sell at least 1,000,000 shares of their Class A common stock at a future date may request that we prepare a prospectus supplement to facilitate the offering of such shares pursuant to the registration statement of which this prospectus forms a part. Each selling shareholder is limited to an aggregate of two such requests in each fiscal year or such greater number as we, in our sole discretion, may permit. We will determine, in our sole and absolute discretion, whether to proceed with any offering in response to such a request. In the event we determine to proceed with an offering, we will, in consultation with the requesting selling shareholder or shareholders, determine the timing of the filing of the prospectus supplement, the number of shares of Class A common stock to be included in the offering and the manner in which the offering will be conducted.

Description of warrants

We may issue warrants to purchase debt securities, preferred stock or Class A common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of stock purchase contracts
and stock purchase units

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges(1) for the periods indicated:

	Year ended					Nine months ended
	February 25,	February 27,	February 28,	February 22,	February 23,	November 25,	November 26,
	2005	2004	2003	2002	2001	2005	2004

		(restated)	(restated)
Ratio of Earnings to Fixed Charges	1.17	*	*	*	6.59	3.38	1.26

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes and equity in net income of joint ventures and dealer transitions, plus fixed charges. For this purpose, “fixed charges” consist of interest incurred, a portion of rent expense and amortization of deferred debt expense.
*	Earnings for the years ended February 27, 2004, February 28, 2003 and February 22, 2002 were inadequate to cover fixed charges by $92.4 million, $66.2 million and $4.8 million, respectively.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will act as counsel to Steelcase. Certain matters of Michigan law will be passed on by Liesl A. Maloney, Senior Corporate Counsel of Steelcase. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements and schedule of Steelcase incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.